                       THIRD AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------



                This Third Amendment to Loan Agreement (this "Amendment") is entered into at Columbus, Ohio, by and among The Huntington National Bank, Bank One, Columbus, N.A., PNC Bank, National Association, NBD Bank, Harris Trust and Savings Bank, The Fifth Third Bank of Columbus, Mitsui Leasing (U.S.A.) Inc., Star Bank, N.A. and Norwest Bank Minnesota, National Association through its Norwest Loan Partners Division, as lenders (collectively, the "Banks"); The Huntington National Bank, as agent (the "Agent"); and Red Roof Inns, Inc., as borrower (the "Company"), as of the 16th day of April, 1996, in order to amend the Loan Agreement entered into by and among The Huntington National Bank (in its respective roles as lender and agent) and the Company as of the 9th day of November, 1995 (the "Loan Agreement"), as the Loan Agreement has thereafter been amended.

                Whereas, the parties to this Amendment desire for Star Bank, N.A., PNC Bank, National Association, NBD Bank, Harris Trust and Savings Bank, The Fifth Third Bank and Mitsui Leasing (U.S.A.) Inc. (the "New Banks") to become a Bank under the terms of the Loan Agreement and to amend certain provisions of the Loan Agreement as provided in this Amendment; now, therefore, the Loan Agreement is hereby amended as follows:

                1. Each of the New Banks shall become a Bank as defined in the Loan Agreement effective as of the date of this Amendment, entitled to all the benefits and subject to all the obligations of a Bank under the terms of the Loan Agreement. Each of the New Banks agrees to be bound by all those provisions of the Loan Agreement binding upon a Bank.

                2. The respective Commitment Limit (as defined in the Loan Agreement) of each of the Banks shall be the amount set forth opposite such Bank's signature on this Amendment.

                3. All communications directed to the Banks under the Loan Agreement or the respective promissory notes executed and delivered to the Banks in connection herewith shall be mailed to:

                                    The Huntington National Bank
                                    41 South High Street, 8th Floor
                                    Columbus, Ohio   43215
                                    Attention:  Robert Friend
                                                Vice President

                                    Norwest Loan Partners, a division of
                                    Norwest Bank Minnesota, National Association
                                    Sixth and Marquette
                                    Minneapolis, Minnesota   55479-0075
                                    Attention:  Duncan Sinclair
                                                Vice President

                                    Bank One, Columbus, N.A.
                                    100 East Broad Street
                                    Columbus, Ohio   43271-0170
                                    Attention: Elizabeth E. Cadwallader
                                               Vice President



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                                    PNC Bank, National Association
                                    Real Estate Banking
                                    One PNC Plaza
                                    P1-POPP-19-2
                                    249 Fifth Avenue
                                    Pittsburgh, Pennsylvania   15222-2707
                                    Attention:  Bradley Carpenter
                                                Vice President

                                    NBD Bank
                                    611 Woodward Avenue
                                    Third Floor
                                    Detroit, Michigan   48226
                                    Attention:  Linnet E. Walla
                                                Second Vice President

                                    Harris Trust and Savings Bank
                                    111 West Monroe Street
                                    Chicago, Illinois   60603
                                    Attention:  Keith Burson
                                                Vice President

                                    The Fifth Third Bank of Columbus
                                    21 East State Street
                                    Columbus, Ohio   43215
                                    Attention:  Charles D. Hale
                                                Vice President

                                    Mitsui Leasing (U.S.A.) Inc.
                                    200 Park Avenue, Suite 3214
                                    New York, New York   10166-0130
                                    Attention:  Jerry Parisi
                                                Senior Vice President

                                    Star Bank, N.A.
                                    501 West Schrock Road
                                    Westerville, Ohio   43081
                                    Attention:  Bonnie C. Birath
                                                Assistant Vice President


                4. Section 1.1 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                         1.1      Commitment to Lend.

                                  The Banks agree to lend to the Company sums
                         totalling an aggregate amount of $100,000,000.00 (hereinafter referred to as the "Initial Loan"), as co-lenders subject to the terms and conditions of this Agreement; provided, however, that the maximum amount of the Initial Loan shall be reduced by any such amount and at any such time as shall be required for the Company to maintain compliance with Sections 1.2 and 10.12 of this Agreement.


                5. Section 1.2 of the Loan Agreement is hereby amended to recite in its entirety as follows:


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                                1.2      Requests for Extension.

                                In each year beginning in 1997, upon receipt of
                        the Company's annual financial statements and a written extension request from Company delivered no later than June 30 of such year, the Banks will consider a one-year extension of the Termination Date. The Company agrees to provide promptly all other information reasonably requested by the Banks in connection with their evaluation of such request. Upon receipt of an extension request and supporting information, the Agent shall advise the Banks of such request within five (5) Business days and shall advise the Company in writing within ninety (90) days of the Banks' approval or disapproval of the requested one-year extension or of any proposal by a portion of the Banks to extend the Loan in a reduced amount. If less than 100% of the Banks approve an extension request, and an extension is approved for a reduced Loan facility as of the beginning of the one-year extension period, the Company shall, on the next Termination Date that would occur had no extension been approved, pay down the outstanding principal balance of the Loan to an amount not in excess of the amount of the reduced Loan. At the request of the Company, the Agent will use its best efforts to identify and incorporate additional financial institutions as Banks so that the reduced Loan may be restored to the aggregate amount of $150,000,000.00 provided in Sections 1.1 and 1.3 of this Agreement. The Company agrees to execute and deliver such substitute promissory notes and other documentation, including without limitation documentation effecting additions to the Collateral and the Additional Collateral, as may be necessary in order to effect such restored maximum Loan amount.

                6. A new Section 1.3 is hereby added to the Loan Agreement, to recite in its entirety as follows:

                        1.3      Additional Provisional Commitment.

                                In addition to the Initial Loan described in
                        Section 1.1 of this Agreement, the Banks agree to lend to the Company sums totalling an aggregate amount of $50,000,000.00 (hereinafter referred to as the "Additional Loan"), reduced by any such amount and at any such time as shall be required for the Company to maintain compliance with Sections 1.2 and 10.12 of this Agreement, and available for disbursement only upon satisfaction of all the conditions set forth in Section
                        9.8 of this Agreement.

                7. A new Section 1.4 is hereby added to the Loan Agreement, to recite in its entirety as follows:

                        1.4      Limitation of Commitment; Form of Loan.

                                 Any other provision of this Agreement
                        notwithstanding, no Bank shall be required to fund any advance hereunder in an aggregate amount that (a) exceeds its pro rata share of all Advances made on the same date; or (b) when aggregated with all other amounts outstanding to such Bank, exceeds the amount of its Commitment Limit; or (c) if all the conditions set forth in Section 9.8 of this Agreement have not then been satisfied, exceeds 66-2/3% of its Commitment Limit.


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

                                The Loan shall take the form of a revolving
                        credit, and the outstanding principal balance may be increased and decreased an unlimited number of times. The Company's right to obtain Advances pursuant to the Loan shall terminate and the principal balance shall be payable on January 15, 1999, or such later date to which the termination of this Agreement may hereafter be extended as provided in Section 1.2 hereof (the "Termination Date").

                8. Section 2.3 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        2.3   Notice of Election.

                              The Company may initially elect to request an
                        Advance of either type, continue an Advance of one type as an Advance of the then existing type or convert an Advance of one type to an Advance of the other type, by giving notice thereof to the Agent as provided below not later than 10:00 a.m. Columbus time, three LIBO business days prior to the date any such continuation of or conversion to a LIBO Rate Advance is to be effective and not later than 10:00 a.m. Columbus time on the business day such continuation or conversion is to be effective in all other cases, provided, that an outstanding Advance may only be converted on the last day of the then current Interest Period (if applicable) with respect to such Advance, and provided, further, that upon the continuation or conversion of an Advance such notice shall also specify the Interest Period (if applicable) to be applicable thereto upon such continuation or conversion. No Interest Period shall be permitted that would end after the Termination Date. Requests may be made by telephone and in each such case shall be promptly followed by written confirmation by electronic facsimile transmission in such form as the Agent may reasonably require. If the Company shall fail to timely deliver such a notice with respect to any outstanding Advance, the Company shall be deemed to have elected to convert such Advance to a Prime Interest Rate Advance. Each LIBO Rate Advance hereunder shall be in the minimum amount of $3,000,000.00 and in integral multiples of $250,000.00 thereafter. No more than ten LIBO Rate Advances and one Prime Interest Rate Advance may be outstanding at one time.

                9. Section 2.10 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        2.10     Usage Fee; Cancellation, Reduction of
                                 Commitment.

                                 Effective beginning on the date of the Third
                        Amendment to the Loan Agreement, the Company agrees to pay to the Banks (excepting any Bank that may have ceased to fund its pro rata share of Advances hereunder) quarterly in arrears, beginning on June 30, 1996, and on the Termination Date (a) a quarterly usage fee equal to three-eighths of one percent (0.375%) per annum on the actual daily unused amount of the Initial Loan during such quarter, and (b) a quarterly usage fee equal to one-quarter of one percent (0.25%) per annum on the actual daily unused amount of the Additional Loan during such quarter. Effective on the date upon which the Company satisfies all the conditions contained in Section 9.8 of this Agreement, the usage fee for the entirety of the






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

                        Loan shall be three-eighths of one percent (0.375%) per annum, payable quarterly in arrears. The
                        Company shall be entitled, upon written notice to the Agent, to cancel or reduce the total commitment (including without limitation the Additional Loan) provided for herein; provided, however, that any such cancellation or reduction shall be irrevocable, any reduction shall be in the minimum amount of $5,000,000.00, and all then outstanding and unpaid principal (or amount thereof in excess of any remaining commitment), interest accrued thereon and fees, together with any sum due pursuant to Section 2.8 hereof, shall be paid in full to the Banks.

                10. Section 6 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                                The Company shall pay all the reasonable costs
                        and expenses of The Huntington National Bank, as a Bank and as Agent, incidental to the extension of credit provided for in this Agreement. Such costs shall include, but not be limited to: (a) reasonable fees and out-of-pocket expenses of counsel to The Huntington National Bank, as a Bank and as Agent, in the documentation of the Loan, the syndication of the Loan to additional Banks (but shall not include expenses incurred by the Agent in syndicating the Loan other than legal counsel fees and out-of-pocket expenses) and review of the Company's satisfaction of the conditions set forth in Section 9.8 of this Agreement, and (b) all appraisal and appraisal review fees. The Company shall have no obligation to pay the fees and expenses of any counsel employed by any Bank other than The Huntington National Bank or any other expenses incurred by any such Bank in connection with the amendment of this Agreement to add that Bank as a party hereto.

                11. Section 7.1 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        7.1      Description of Collateral.

                                 The security for the Loan shall be:

                        (a) first liens encumbering the Red Roof Inn motels (individually, an "Inn," and collectively, the "Inns") identified by Inn number and location on Exhibit C to this Agreement; promptly, but in no event later than forty-five (45) days following receipt of appraisals by the Agent, any additional Inns required to be added in order to provide the maximum 60% loan to value ratio described below; and any future Inns substituted for mortgaged Inns as provided in Section
                        7.3 hereof; and

                        (b) first liens on rents and revenues from the Inns; and

                        (c) first liens on all tangible personal property and replacements and additions used in the operation of the Inns (except such property as is and has been leased by the Company in the past in the ordinary course of business); and

                        (d) first liens on all intangible personal property used in the operation of the Inns, including without limitation all licenses,





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

                        permits and approvals, surveys, plans and specifications, service contracts and all other contracts and agreements affecting the Inns; and

                        (e) first liens encumbering all those classes of property described in (a), (b), (c) and (d) above with respect to the Inns that constitute the Additional Collateral provided for in Section 9.8 hereof.

                        The liens and encumbrances described in (a), (b),
                        (c) and (d) above are hereinafter collectively referred to as the "Collateral."

                12. Section 7.2 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        7.2      Appraised Values.

                                 The Company shall include such properties
                        in the Collateral as shall be necessary to produce a loan to value ratio at the time of closing
                        (or at such later time as may be permitted for the delivery of appraisals pursuant to this Agreement) of not greater than 60%, based upon the maximum permitted amount of the Loan. The value of the Previously Encumbered Inns identified on Exhibit C shall be determined based upon appraisal update letters provided by the appraisers who provided appraisals in connection with the previous encumbrances. The value of the Additional Encumbered Inns identified on Exhibit C shall be determined based upon appraisals satisfactory in form and substance to the Agent, conforming to the usual appraisal standards of the Agent and to all requirements of law applicable to the Banks, conducted by appraisers selected by the Agent and delivered to the Agent on or before December 31, 1995.

                                 The Required Banks may at any time require
                        reappraisal of all or part of the Collateral and of the Additional Collateral, if the Additional Collateral has then been delivered by the Company, as provided in Section 9.8 of the Loan Agreement; provided, however, that, except as provided below in this Section 7.2, the expense of any reappraisal shall be paid by the Banks if there has then occurred no Event of Default. If this Agreement shall be extended by the Banks beyond January 15, 2001, the Company agrees to pay for new appraisals on the Collateral and on the Additional Collateral, if it has then been delivered by the Company, on or after the fifth anniversary of the date of this Agreement, which appraisals shall be conducted if so requested by the Required Banks and if the ratio required by Section
                        10.12 hereof is then less than 1.50 to 1.

                                 Effective with the 1998 extension request,
                        if any is made at that time, if the ratio of the maximum permitted amount of the Loan to Collateral Value is at that time or in any year thereafter greater than 55%, the Required Banks may require new appraisals of the Inns included in the Collateral and the Additional Collateral, if it has then been delivered by the Company, at the Company's expense.

                13. Section 7.3 of the Loan Agreement is hereby amended to recite in its entirety as follows:




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

                7.3    Substitution of Collateral.

                                Provided there does not then exist any Event of
                       Default or any event that, with notice or lapse of time, or both, would become an Event of Default, the Company shall have the right at any time to substitute for any one or more properties comprising part of the Collateral or the Additional Collateral properties of equal or greater appraised value, as determined by appraisals in form and substance satisfactory to the Required Banks, conforming to the usual appraisal standards of the Agent and to all requirements of law applicable to the Banks, and conducted by appraisers satisfactory to the Agent. The Company shall satisfy the property requirements set forth in attached Exhibit F for each such substituted Collateral or Additional Collateral property.

                14. A new Section 9.8 is hereby added to the Loan Agreement, to recite in its entirety as follows:

                       9.8      Initial Disbursement of Additional Loan.

                                The obligation of the Banks to make any one or
                       more advances pursuant to the Additional Loan shall be subject to the completion of all the following requirements to the satisfaction of the Required Banks:

                       (a) ADDITIONAL MORTGAGES AND OTHER COLLATERAL DOCUMENTS. The Company shall have executed and delivered to the Agent mortgages, deeds of trust, deeds to secure debt, assignments of rents, security agreements and UCC-1 financing statements encumbering Inns in addition to (i) those identified on Exhibit C and (ii) any additional Inns on which liens have been required to be granted in accordance with the terms hereof as of the date of such delivery (all such encumbrances of Inns in addition to those described in
                       Section 9.8(a)(i) and (ii) being hereinafter referred to as the "Additional Collateral"), together with the non-exclusive right to use the "Red Roof Inn" tradename and trademarks for the Inns comprising the Additional Collateral. The Company shall have executed and delivered such borrower affidavits reasonably required by the Agent and such closing affidavits, indemnities, certificates and such other documents as are required by the title insurer approved by the Agent in connection with the issuance of policies of title insurance insuring the interests of the Banks. The Company shall have satisfied the property requirements set forth in Exhibit F for each such Additional Collateral Inn, except that, consistent with property requirements for Collateral Inns, the Agent will accept copies of the most recent "as built" surveys in Company's possession in lieu of current "as built" surveys, if (i) the Title Insurer removes the standard survey exceptions from the loan policies of title insurance and issues the loan policies with ALTA Form 9 (or state equivalent) "comprehensive" endorsements and, if indicated, contiguity endorsements, based upon the older "as built" surveys and the Company's affidavits and indemnities and (ii) the older "as built" surveys do not disclose any survey problem and depict the same property legally described in the loan policies.

                       (b) AMENDMENTS TO MORTGAGES AND OTHER COLLATERAL DOCUMENTS. The Company shall have executed and delivered amendments to all those mortgages, deeds of trust, deeds to secure debt, assignments of rents, security agreements, financing statements and related documents originally executed in connection with this Agreement, in order to provide that all such Collateral secures the entirety of the Loan and that all such documents and writings accurately reflect the structure of the credit. The Company shall have caused the Title Insurer to issue endorsements to the loan policies of title insurance previously issued to insure liens comprising the Collateral, which endorsements shall insure the liens as modified by the amendment instruments by amending the descriptions of the insured liens to include the amendment instruments. The loan policy endorsements shall also update the effective dates of the loan policies and reflect no intervening title matters.

                       (c) WARRANTIES AND REPRESENTATIONS. On the date of the first Advance and each subsequent Advance pursuant to the Additional Loan, the warranties and representations set forth in Section 8 hereof and in all affidavits and certificates delivered by the Company pursuant to this Agreement shall be true and correct in all material respects on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

                       (d) APPRAISALS. The Agent shall have obtained appraisals on each Inn included in the Additional Collateral, prepared by independent appraisers engaged by the Agent, such appraisals to be in form and substance satisfactory to all the Banks, conforming to the usual appraisal standards of the Agent and to all requirements of law applicable to the Banks and substantiating an aggregate fair market value for such Inns such that the loan to value ratio of the maximum amount of the Additional Loan to the aggregate fair market value of such Inns is not more than 60%.

                       (e) RESOLUTIONS AND INCUMBENCY CERTIFICATE. The Banks shall have received a certificate signed in his representative capacity by the chief executive officer or secretary of the Company and dated as of the date of this Agreement certifying the adoption of resolutions by the Board of Directors of the Company, in form and substance satisfactory to the Banks, authorizing the obtaining of the Additional Loan, the delivery of the Additional Collateral and the execution of all documents and instruments and the performance of all acts contemplated in connection therewith, together with a certificate signed by the chief executive officer or secretary of the Company certifying the names and offices of each of the executive officers of the Company as of the date of this Agreement, in form and substance satisfactory to the Banks, and containing the signature of each officer authorized to sign the documents and instruments to be executed in connection with the Additional Loan and the Additional Collateral.

                       (f) OPINION OF COUNSEL. The Agent shall have received from counsel for the Company an opinion in the form of Exhibit E to this Agreement as to the Third Amendment to Loan Agreement, the promissory notes executed and delivered in connection therewith and the documents conveying the liens and encumbrances comprising the Additional Collateral.

                15. Subsection (a) of Section 10.2 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        (a)   PROPERTY--maintain its property in good
                        condition and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by it, except where the failure to do so will not materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company PROVIDED that nothing in this Section 10.2 shall prevent the Company from discontinuing the use, operation or maintenance of any of its properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company; further provided, however, that this provision shall not be construed to permit any action or inaction with respect to any of the Inns included in the Collateral or in the Additional Collateral, if it has then been delivered by the Company, which action or inaction would constitute a default under the applicable security instrument;

                16. Subsection (a) of Section 10.4 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        (a) LIENS ON COLLATERAL INNS. The Company shall not (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Inns constituting part of the Collateral or of the Additional Collateral, if it has then been delivered by the Company, to be subject to a lien or encumbrance, other than the lien in favor of the Banks provided for in this Agreement and any liens or encumbrances permitted in the mortgage deeds or comparable security instruments conveying to the Banks the liens described in Section 7 hereof.

                17. Section 10.12 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        10.12    Collateral Debt Coverage Ratio.

                                 The Company shall maintain as of the end of
                        each fiscal quarter a ratio of its Net Operating Income to that portion of its debt service (as defined using the assumptions stated in this Section 10.12) relating to the Available Loan, measured on a four prior consecutive quarter basis, of at least 1.35 to 1. For the purpose of determining the Company's compliance with this Section 10.12, the Available Loan shall be assumed to be fully funded, amortized over a 240-month amortization period, and accruing interest at a per annum rate equal to the five-year U.S. Treasury constant maturities interest rate average, as announced weekly in Federal Reserve Statistical Release H.15
                        (519), rounded upward to the nearest one-eighth of one percent (1/8%), plus two and one-quarter percentage points (2-1/4%). In the event that the Company shall at any time fail to comply with this Section 10.12, the Company shall have forty-five days from the date upon which non-compliance first occurs within which either to (a) add additional properties to the Collateral and to the Additional Collateral, if it has then been delivered by the Company, satisfactory to the Required Banks and providing sufficient Net

                        Operating Income to cause compliance with this
                        Section 10.12 or (b) reduce the maximum permitted amount and outstanding principal balance of the Loan to such amount and continuing for such period as will cause compliance with this section. "Available Loan" means, (i) prior to the satisfaction by the Company of the conditions set forth in Section 9.8 of the Agreement, the Initial Loan, and (ii) upon the satisfaction of those conditions, the Loan.

                18. Subsections (c) and (i) of Section 11 of the Loan Agreement are hereby amended to recite in their entireties as follows:

                        (c) within 60 days after the end of each quarter, a copy of the Company's internally prepared
                        "Budgetary Comparative Income Statements" for the Inns included in the Collateral and in the Additional Collateral, if it has then been delivered by the Company;

                        (i) beginning effective April 30, 1997, if an extension request is made at that time, and continuing on each anniversary thereof during the term of this Agreement, if an extension request has been made in that year, certification by the Company to the Banks of the Collateral Value that is attributable to the Inns included in the Collateral and in the Additional Collateral, if it has then been delivered by the Company, at the time of such calculation, with supporting schedules showing such calculation;

                 19. Subsection (b) of Section 12.1 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        (b)     the Company fails to make any payment
                        of any fee payable under this Agreement or any payment of interest on any note executed in connection with this Agreement on or before 5 days after the date such payment is due;

                20. The following definitions in Section 13.10 of the Loan Agreement are hereby amended to recite in their entireties as follows:

                        "Collateral Value" means Net Operating Income less 8% of the Room Revenue, as shown on the Company's monthly Budgetary Comparative Income Statements with respect to the Inns included in the Collateral and in the Additional Collateral, if it has then been delivered by the Company, for the two fiscal years immediately preceding the determination date, weighted 75% for the most recent fiscal year and 25% for the preceding year. Collateral Value shall be finally determined by capitalizing the figure resulting from the above calculation at a rate of 4% plus the current ten-year U.S. Treasury constant maturities interest rate average as published weekly in Federal Reserve Statistical Release H.15 (519), but rounded upward to the nearest 0.125%, and subject to a maximum capitalization rate of 11.5% and a minimum of 10.5%.

                        "Loan" means the Initial Loan and the Additional Loan.

                        "Mortgaged Premises" means all those portions of the Premises that at any time constitute part of the Collateral or the Additional Collateral, if it has then been delivered by the Company.

                        "Net Operating Income" means the Operating Income from Motel Operations shown on the Company's monthly Budgetary Comparative Income Statement for the Inns comprising the Collateral and the Additional Collateral, if it has then been delivered by the Company.

                21. The following definitions are added to Section 13.10 of the Loan Agreement:

                        "Additional Collateral" means the additional liens and encumbrances described in Section 9.8 of this Agreement.

                        "Additional Loan" means the revolving credit in the maximum amount of $50,000,000.00 extended to the Company by the Banks pursuant to Section 1.3 of this Agreement.

                        "Available Loan" means, (i) prior to the satisfaction by the Company of the conditions set forth in Section
                        9.8 of the Agreement, the Initial Loan, and (ii) upon the satisfaction of those conditions, the Loan.

                        "Initial Loan" means the revolving credit in the maximum amount of $100,000,000.00 extended to the Company by the Banks pursuant to Section 1.1 of this Agreement.

                22. Section 14.1 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        14.1    Appointment.

                                Each Bank hereby designates The Huntington
                        National Bank as Agent for such Bank under this Agreement and under all the related loan documents executed and delivered in connection herewith (the "Loan Documents"). Each Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto, including amendments to this Agreement not otherwise specifically discussed herein. The Agent shall hold all Collateral and Additional Collateral, payments of principal and interest and Loan usage fees, and other charges and collections received pursuant to the terms of this Agreement, for the benefit of the Banks as provided herein. The Agent shall receive from the Company and distribute to the Banks all information required by the terms of this Agreement to be delivered by the Company to the Banks. The Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of not less than the Banks holding 66-2/3% in dollar amount of the aggregate principal balances outstanding under the Loan (herein the "Required Banks"); PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to liability or which is contrary to any of the Loan Documents or applicable law unless the Agent is furnished with an indemnification reasonably satisfactory to the Agent with respect thereto.

                23. Section 14.3 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                14.3    Lack of Reliance on the Agent and Resignation.

                                Independently and without reliance upon the
                        Agent, each Bank has made and shall continue to make
                        (a) its own independent investigation of the financial condition and affairs of the Company in connection with the making and the continuance of the Loan hereunder and the taking or refraining from taking of any action in connection herewith, and (b) its own credit analysis or appraisal of the creditworthiness of the Company. In addition, each Bank has reviewed and approved the form and substance of each of the Loan Documents. Except as specifically set forth in this Agreement, the Agent shall have no duty or responsibility either initially or on a continuing basis to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loan or at any time or times thereafter. The Agent has made no representation or warranty, express or implied, with respect to, and shall not be responsible to any Bank for (a) any recitals, statements, information, representations or warranties contained in this Agreement, the Loan Documents, or in any agreement, document, certificate or a statement delivered in connection herewith; (b) the execution, effectiveness, genuineness, validity, collectibility or sufficiency of this Agreement; or of the financial condition or creditworthiness of the Company; (c) the collectibility of the Loan, or (d) except as specifically set forth in this Agreement, any other matter having any relation to this Agreement, the Loan or the Loan Documents. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, or the financial condition or creditworthiness of Company, or the existence of any Event of Default or any condition, event or act that, with notice or lapse of time or both, would constitute such an Event of Default.

                                The Agent shall have the right to resign on
                        thirty days' written notice to the Banks, and upon such resignation, the Required Banks shall designate a successor agent. The Required Banks shall have the right to remove the Agent based upon the failure of the Agent to perform the duties described in this Agreement and to appoint a successor Agent. For thirty (30) days following receipt of notice that the Agent has sold or transferred 100% of its Pro Rata Share of the Loan, each Bank individually shall have the right to remove the Agent. Any successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such respective successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation or removal hereunder, the provisions of this section shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                24. Section 14.4 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                         14.4     Certain Rights of the Agent.

                                  Subject to the provisions of this Agreement,
                         if the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall incur no liability to any Bank or any other party by reason of so refraining. Without limiting the foregoing, none of the Banks shall have any right of action whatsoever against the Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Banks. If the Agent corresponds with the Banks in writing pursuant to the terms of this Agreement, each Bank agrees that it will respond in writing to the Agent's request within seven business days of the receipt of such correspondence. In the event that the Agent at any time request approval for any proposed course of action relating to the Loan or this Agreement and any one or more of the Banks fails to respond in writing within thirty calendar days of the date of such request, each Bank so failing to respond shall be conclusively deemed to have given its approval to such proposed action.

                25. Section 14.9 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                         14.9     Amendment and Modifications.

                                  The Agent may, subject to the provisions of
                         this Section 14.9, and to the other provisions of this Agreement requiring the approval of certain matters by the Banks or the Required Banks, from time to time enter into written amendments or supplemental agreements to this Agreement or to the Loan Documents executed by the Company, for the purpose of adding or deleting any provisions of this Agreement or the Loan Documents, or otherwise changing, varying or waiving in any manner the rights of the Banks, the Agent or the Company thereunder or the conditions, provisions or terms thereof, or waiving any Event of Default thereunder, but only to the extent specified in such written agreements and only to the extent any such action by the Agent does not materially and adversely affect the rights of the Banks under this Agreement; provided, however, that no such amendment or supplemental agreement shall without the consent of all the Banks: (a) extend the maturity of the Loan, or waive or extend the time for the payment of principal, interest or fees, (b) increase the principal amount of the Loan, (c) decrease the rate or rates of interest thereon or any fee payable by the Company to the Banks pursuant to this Agreement, (d) alter, amend or modify the notes held by the Banks or the mortgage deeds and other documents granting liens securing the Loan, (e) release any of the Collateral or Additional Collateral except as permitted in this Agreement in connection with the substitution of Collateral and Additional Collateral,
                         (f) alter, amend or modify the automatic nature of an Event of Default pursuant to Sections 12.1(f) or (g),
                         (g) alter, amend or modify this Section 14.9 or any section providing a right of approval to the Banks or the Required Banks, (h) alter the meaning of the term Required Banks, or (i) change the rights and duties of the Agent; provided further, that no such amendment or supplemental agreement shall without the consent of the Required Banks alter, amend or modify Sections 10.11 through 10.14 or Section 12. Any such amendment or supplemental agreement shall be binding upon the Company, the Banks, the Agent and any of them, and a copy thereof shall be delivered by the Agent to each of the Banks promptly upon execution. No waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                26. Section 14.10 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        14.10    Pro Rata Treatment and Payments.

                                 Each borrowing or extension of credit under the
                        Loan, each payment (including each prepayment) by the Company of principal, interest and annual Loan usage fees provided for in the Agreement and all proceeds from any liquidation of collateral shall be made or applied pro rata pursuant to the respective Commitment Limits of the Banks; provided, however, that no Loan usage fee shall be payable to any Bank that may have ceased to fund its pro rata share of Advances hereunder; and, provided further, that any payment of principal made by the Company by reason of a required reduction in the amount of the Loan as provided in
                        Section 1.2 of this Agreement shall be paid solely to the Bank or Banks that have declined to approve an extension of the Loan.

                27. Section 14.12 of the Loan Agreement is hereby amended to recite in its entirety as follows:

                        14.12    Delinquency.

                                 Upon the occurrence and continuance of an
                        Event of Default pursuant to this Agreement, the Agent shall consult with each Bank regarding the course of action to be taken with respect to such default. If the Agent does not receive an agreed course of action to be taken from the Required Banks, the Agent thereafter shall take such action as the Agent shall in good faith deem necessary to protect the interests of the Banks, including, but not limited to, acceleration of the Loan or foreclosure upon any of the Collateral or Additional Collateral. The failure of the Banks to agree or of the Agent or of any Bank to discuss any proposed course of conduct with any other Bank or the Agent shall not be asserted by the Company to be a breach of this Agreement by the Agent or such Bank, nor will it in any way impair the enforceability of any action taken to declare the Loan in default and/or accelerate the maturity thereof.

                28. The Company represents and warrants that no Event of Default has occurred and is continuing, nor will any occur immediately after the execution and delivery of this Amendment by the performance or observance of any provision hereof or thereof.

                29. Each reference to the Loan Agreement, whether by use of the phrase "Loan Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Loan Agreement itself, in this Amendment, in any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Loan Agreement as amended by previous amendments and by this Amendment.

                30. Except as modified as expressly provided or contemplated herein, the Loan Documents shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Banks may have thereunder.

                31. The Company agrees to perform and observe all the covenants, agreements, stipulations, and conditions to be performed on its part under the Loan Documents, as amended by this Amendment.

                32. The Company hereby represents and warrants to the Banks that (a) the Company has legal power and authority to execute and deliver the within Amendment and the related notes; (b) the respective officers executing the within Amendment and the related notes on behalf of the Company have been duly authorized to execute and deliver the same and bind the Company with respect to the provisions provided for herein and therein; (c) the execution and delivery hereof and of the related notes by the Company and the performance and observance by the Company of the provisions hereof and of the related notes do not violate or conflict with the articles of incorporation, regulations or by-laws of the Company or any law applicable to the Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company; and (d) this Amendment and the related notes constitute valid and legally binding obligations upon the Company, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, to general equitable principles and to applicable doctrines of commercial reasonableness.

                33. This Amendment shall become effective only upon (a) its execution by all parties hereto, which execution may be in any number of counterparts, but all of which when taken together shall constitute one and the same document; and (b) execution and delivery by the Company to each of the Banks of promissory notes in the form of Exhibit B to the Loan Agreement in the amount of each such Bank's respective Commitment Limit.

                34. The capitalized terms used herein shall have the same meanings as the capitalized terms used in the Loan Agreement.

                IN WITNESS WHEREOF, the Company, the Banks and the
         Agent have hereunto set their hands as of the 16th day of April, 1996.


         COMMITMENT LIMITS:
         $35,000,000.00                      THE HUNTINGTON NATIONAL BANK

                                             By:  /s/ Robert H. Friend
                                                  ----------------------------

                                             Its:   VP
                                                  ----------------------------

          $25,000,000.00                  BANK ONE, COLUMBUS, N.A.

                                          By:  /s/ Elizabeth E. Cadwallader
                                               _____________________________

                                          Its:   Vice President
                                                 _____________________________



          $20,000,000.00                  PNC BANK, National Association


                                          By:  /s/ Bradley Carpenter
                                               _____________________________

                                          Its:   Vice President
                                                 _____________________________



          $15,000,000.00                  NBD BANK


                                          By:  /s/ Linnet E. Walla
                                               _____________________________
                                               Linnet E. Walla
                                               Second Vice President
                                          Its:   _____________________________



          $15,000,000.00                  HARRIS TRUST AND SAVINGS BANK

                                          By:  /s/ Keith Burson
                                               _____________________________


                                          Its:   Vice President
                                                 _____________________________



          $10,000,000.00                  THE FIFTH THIRD BANK OF COLUMBUS

                                          By:  /s/ Charles D. Hale
                                               _____________________________

                                          Its:   Vice President
                                                 _____________________________



          $10,000,000.00                  MITSUI LEASING (U.S.A.) INC.


                                          By:  /s/ Jerry Parisi
                                               _____________________________

                                          Its:   Jerry Parisi, SVP
                                                 _____________________________

          $10,000,000.00                 NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION, BY ITS
                                         NORWEST LOAN PARTNERS
                                         DIVISION


                                         By:  /s/ R. Duncan Sinclair
                                              _____________________________

                                         Its:   Vice President
                                                _____________________________



          $10,000,000.00                 STAR BANK, N.A.


                                         By:  /s/ Bonnie Birath
                                              _____________________________

                                         Its:   Asst. VP
                                                _____________________________



                                         THE HUNTINGTON NATIONAL BANK,
                                         as Agent


                                         By:  /s/ Robert H. Friend
                                              ___________________________
                                         Its:   Vice President
                                                _____________________________



                                         RED ROOF INNS, INC.


                                         By:  /s/ Scott Moore
                                              _____________________________

                                         Its:   Vice President
                                                _____________________________